SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss. 240.14a-12.

Tax Exempt Proceeds Fund, Inc.

(Name of Registrant as Specified In Its Charter)

_______________N/A___________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[ ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0

[ ]           Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

Tax Exempt Proceeds Fund, Inc.
1411 Broadway, 28th Floor
New York, New York 10018

October 27, 2011
Dear Shareholder:

Enclosed are a notice and a proxy statement concerning a special meeting of shareholders of the Tax Exempt Proceeds Fund, Inc., a Maryland corporation (the “Fund”) to be held on or about December 1, 2011.  The matter you are being asked to vote on is the approval of the proposed liquidation and dissolution of the Fund, as described more fully in the enclosed proxy statement.

Reading this letter completely may make your review of the proxy statement easier.  We ask that you review the proxy statement and vote your shares promptly. You can vote by returning the enclosed card or following the instructions located on your proxy card to vote via the Internet or touch-tone telephone.

Q.  What is the Proposal about?

The proposal is to liquidate the Fund and return to all shareholders their investment as of the date of the liquidation.  The proposal specifically requires approval by shareholders of the liquidation and dissolution of the Fund as set forth in the Fund’s Plan of Liquidation and Dissolution (the “Plan”).  Pursuant to the Fund’s Articles of Incorporation, the Fund must obtain shareholder approval to liquidate and dissolve.  The Board of Directors of the Fund (the “Board”) reviewed this proposal and determined that it is advisable to liquidate and dissolve the Fund and to approve the Plan for the Fund. Therefore, the Board has scheduled the meeting on December 1, 2011 to seek your approval of the liquidation and dissolution of the Fund, as set forth in the Plan.  The Board recommends that you approve the proposal after you carefully study the enclosed materials.

Q.  Why is the Board Recommending this Proposal?

At meetings of the Board held on September 22, 2011 and September 28, 2011, the Board, upon the recommendation of the Fund’s investment adviser, Reich & Tang Asset Management, LLC (the “Adviser”), determined that it is advisable to liquidate the Fund.  In making this determination, the Board considered several factors, including, among other things, the Fund’s future growth expectations, the Fund’s profitability to the Adviser, the availability of other federal tax compliance methods to satisfy the needs that led to the original formation of the Fund and the ability to use the grant and loan delivery mechanism via the automatic clearing house instead of through the Fund for efficiency reasons.  Please refer to the proxy statement for a more detailed description of the factors considered by the Board.

Q.  How Will the Liquidation Work?

If the liquidation is approved by shareholders, the Fund immediately thereafter will not engage in any business activities, except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to shareholders on a pro rata basis after deducting amounts necessary to satisfy any remaining liabilities.  If the Fund’s shareholders approve the liquidation, the Fund expects to make liquidating distributions to shareholders by approximately the end of December 2011, or earlier.  After the distributions are made and other formalities addressed, the Fund will cease to exist.

Q.  Who Pays for this Proxy Expense?

The Adviser is paying the costs associated with the proxy, not the Fund or any of its shareholders.

Q.  How Does the Board Recommend I Vote?

After careful consideration, the Board, including the independent directors, recommends that you vote in favor of the proposal to liquidate and dissolve the Fund.

You can use the Internet or your telephone, if you want to vote electronically.  Please see your proxy card for more information and the instructions.  If you do vote electronically, you do not need to mail your proxy card.  However, if you want to change your vote, you may do so using the proxy card, telephone or Internet.  If your shares are held in the name of a bank, broker or other holder of record, you will receive other instructions that you must follow in order to vote.

If you have questions, please call your financial representative.  Or, if your questions relate specifically to the proxy matters, please call the Fund at 800-433-1918 or by visiting the Fund’s website at http://www.money-funds.com/funds/index.

Sincerely,

[Missing Graphic Reference]

Michael P. Lydon
President and
Chief Executive Officer

Tax Exempt Proceeds Fund, Inc.
1411 Broadway, 28th Floor
New York, New York 10018
(212) 830-5220

Notice of Special Meeting of Shareholders
December 1, 2011

Notice is hereby given that a Special Meeting of the Shareholders (the “Shareholder Meeting”) of the Tax Exempt Proceeds Fund, Inc., (the “Fund”) has been scheduled for December 1, 2011, at 2:00 p.m. (Eastern time).  The Shareholder Meeting will be held at the offices of the Fund, 1411 Broadway, 28th Floor, New York, New York 10018.

The purpose of the Shareholder Meeting is to consider the proposal set forth below and to transact such other business as may be properly brought before the Shareholder Meeting or any adjournment(s) thereof.  The specifics of the proposal, which is more fully described in the attached proxy statement, is as follows.

1.	To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A.
2.	To consider and act upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the Proposal.

This notice, the proxy statement and proxy card are being sent beginning on or about October 24, 2011 to shareholders of record at the close of business on October 17, 2011 entitled to notice of and to vote at the meeting and any adjourned session.  If you attend the Shareholder Meeting, you may vote your shares in person. If you do not expect to attend the Shareholder Meeting, please complete, date, sign and return promptly in the enclosed envelope the accompanying proxy card(s). In addition to voting by mail, you may also authorize your vote by either telephone or via the Internet, as follows:

To Vote by Telephone:	To Vote by the Internet
(1) Read the proxy statement and have the enclosed proxy card at hand.	(1) Read the proxy statement and have the enclosed proxy at hand.
(2) Call the toll-free number that appears on the enclosed proxy card.	(2) Go to the website that appears on the enclosed proxy card.
(3) Enter the control number set forth on the card and follow the simple instructions.	(3) Enter the control numbers set forth on the card and follow the simple instructions.

We encourage you to vote your shares by telephone or via the Internet using the control number that appears on your enclosed proxy card. Use of telephone or Internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed proxy statement carefully before you vote. If you should have any questions about this notice or the proxy materials, we encourage you to call us at 800-433-1918.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Christine Manna

CHRISTINE MANNA
SECRETARY OF THE FUND

October 27, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
DECEMBER 1, 2011

The Fund’s notice of Special Meeting of Shareholders, proxy statement and form of proxy card are available on the Internet at http://www.money-funds.com/funds/index.

PLEASE RESPOND. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(s), WHICH NEED NO POSTAGE IF MAILED IN THE UNITED STATES, OR SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, AS INSTRUCTED. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE OTHER INSTRUCTIONS THAT YOU MUST FOLLOW IN ORDER TO VOTE.

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INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.           Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.           Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.           Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Corporate Accounts	Valid Signature
ABC Corp.	ABC Corp. (by John Doe, Treasurer)
ABC Corp.	John Doe, Treasurer
ABC Corp. c/o John Doe, Treasurer.	John Doe
ABC Corp. Profit Sharing Plan.	John Doe, Trustee

Trust Accounts
ABC Trust	Jane B. Doe, Trustee
Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
John B. Smith	John B. Smith, Jr., Executor

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PROXY STATEMENT

Tax Exempt Proceeds Fund, Inc.

1411 Broadway, 28th Floor
New York, New York  10018
(212) 830-5220

This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of the Tax Exempt Proceeds Fund, Inc. (the “Fund”) for use at the special meeting of shareholders to be held on December 1 2011 at 2:00 p.m. (Eastern time) at the offices of the Fund, 1411 Broadway, 28th Floor, New York, New York 10018, and at any adjourned session(s) thereof (such meetings and any adjournments thereof are hereinafter referred to together as, the “Shareholder Meeting”).  Shareholders of record of the Fund at the close of business on October 17, 2011 (the “Record Date”) are entitled to vote at the Shareholder Meeting (“Shareholders”). The meeting notice, proxy card and this Proxy Statement are being mailed to Shareholders on or about October 27, 2011.

Additional information about the Fund is available by calling (800) 433-1918 or by visiting the Fund’s website at http://www.money-funds.com/funds/index.  If you need additional copies of this Proxy Statement, please contact the Fund by calling (800) 433-1918 or by visiting the Fund’s website at http://www.money-funds.com/funds/index.

PROPOSAL:	Liquidation and Dissolution of the Fund

The only item of business that the Board expects will come before the Shareholder Meeting is the liquidation and dissolution of the Fund, as set forth in the Fund’s Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board and attached hereto as Appendix A.

For the reasons discussed below, the Board has approved, and recommends that the shareholders approve, the liquidation and dissolution of the Fund.

Pursuant to the Articles of Incorporation (the “Charter”) of the Tax Exempt Proceeds Fund, Inc., the Fund cannot be liquidated unless its shareholders vote to approve the liquidation.  The Shareholder Meeting is being held to seek shareholder approval of the liquidation.

Any shareholder who owned shares of the Fund on the Record Date is entitled to notice of, and to vote at, the Shareholder Meeting and any postponement or adjournment thereof.  Each share is entitled to cast one vote, and fractional shares are entitled to cast a proportionate fractional vote.  Shareholders of the Fund will vote together as a single class.

The Board recommends that the shareholders of the Fund vote to approve the liquidation and dissolution of the Fund, as set forth in its Plan.

The Liquidation in General

At meetings of the Board held on September 22, 2011 and September 28, 2011, the Board unanimously approved, and recommended to shareholders for their approval, the Adviser’s proposal that the Fund be liquidated and dissolved in accordance with the Plan and recommended the Plan to shareholders for their approval.  The Plan provides for the complete liquidation of all of the Fund’s assets and distribution to shareholders of the proceeds of the liquidation. If Shareholders approve the Plan, Reich & Tang Asset Management, LLC (the “Adviser”), will undertake to liquidate the Fund on such terms and conditions as the Adviser determines to be reasonable and in the best interests of the Fund and its shareholders.  The costs of the liquidation will be borne by the Adviser.  Once the Fund’s investment securities are liquidated, the Fund will make a pro rata distribution to the shareholders of those and other assets of the Fund, less liabilities and assets set aside to pay expected liabilities, as described below.  Reich & Tang has provided notice to the Fund of its resignation as the Fund’s investment adviser, distributor and transfer agent effective December 31, 2011 should the proposed liquidation and dissolution not be approved by shareholders.  If the liquidation is not approved and Reich & Tang resigns, the Board will take appropriate steps to provide the fund investment advisory, distributor and transfer agent services.

Reasons for the Liquidation

The Fund was created to provide an investment vehicle for the proceeds of state bonds, notes or other obligations that would comply with the arbitrage rebate rules of the Internal Revenue Code (which addresses the potential tax arbitrage benefit to municipal bond issuers associated with investing proceeds of tax-exempt bonds in higher yielding taxable investments).  Since that time, the tax laws have undergone several changes that have generally liberalized the arbitrage rebate rules and made alternative means of satisfying them more attractive.

In addition, over the past few years, the Adviser has had to waive a significant portion of its advisory fee in order to maintain a non-negative yield for the Fund.  At the current level of assets for the Fund, even with collecting a full fee, the Adviser would generate a net loss related to the services provided to the Fund.

At meetings of the Board of the Fund held on September 22, 2011 and September 28, 2011, the Board considered the above items, as well as, the Fund’s future growth expectations and the Fund’s profitability to the Adviser.  The Board discussed the availability of other federal tax compliance methods to satisfy the needs that led to the original formation of the Fund and the ability to use the grant and loan delivery mechanism via the automatic clearing house instead of through the Fund for efficiency reasons.  The Board also discussed that as a result of these other alternatives, it was not likely that the Fund would grow in the future.  As a result, the Board, including all of the directors who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Fund (the “Independent Directors”), determined, based on the materials presented, the discussions held, and the representations and commitments made by the Adviser, to accept the Adviser’s recommendation and determined that it was advisable to liquidate and dissolve the Fund and to recommend that the Fund’s shareholders vote to approve the liquidation and dissolution of the Fund, as set forth in the Plan.

Management of the Fund

Prior to shareholder approval of the Plan, the Fund’s assets will continue to be managed by the Adviser in accordance with the Fund’s current management contract and current investment objective and policies.  However, as disclosed in a supplement to the Fund’s Prospectus dated September 28, 2011, the Board directed the Adviser to manage the Fund in a conservative manner until the liquidation (if approved by shareholders) to minimize any potential deviation between the amortized cost and the market value of the Fund’s assets, so as to avoid or minimize a potential shortfall for shareholders in liquidation between the Fund’s $1.00 share price and the per share value of assets distributed in liquidation.  The Adviser represented to the Board, at the September 22, 2011, meeting that it had reviewed each individual security in the Fund’s portfolio and did expect that the Fund would return $1.00 per share, although there is no assurance that will prove to be the case upon liquidation.  The Adviser stated that it anticipated that the Fund’s asset level would remain at a level necessary for the proper management of the Fund’s portfolio.  The Adviser is expected to continue to manage the majority of the Fund’s assets in accordance with the Prospectus but may invest some of the assets  in cash  Sales of the Fund’s shares to new investors are expected to cease, effective on or about December 1, 2011.  Existing investors with an account already open in the Fund will be allowed to continue to invest in the Fund until the shareholders approve the liquidation.

Plan of Liquidation and Dissolution of the Fund

The following discussion summarizes the important terms of the Plan, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Appendix A.  Shareholders are urged to read the Plan in its entirety.  The Plan provides for the complete liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to shareholders, and the dissolution of the Fund.

The Plan will become effective on the date the shareholders approve the proposal (the “Effective Date”).  After the Effective Date, the Fund will not engage in any investment activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of that Fund’s liabilities and distributing its remaining assets to shareholders in accordance with its Plan. The current officers and directors of the Fund will continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith. The Adviser will undertake to liquidate the Fund in accordance with the terms of its Plan. As soon as practicable after the consummation of the sale of all of the Fund’s investment securities and the payment of, or establishment of reserves for, all of the Fund’s known liabilities and obligations, the Fund’s shareholders will receive distributions in a per share amount equal to the net asset value per share, as determined in accordance with the Fund’s current registration statement (the “Liquidation Distribution”).

Closing of the Books and Continued Redemptions

The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their respective shareholdings as of the close of business on the business day before the day on which the Fund makes the Liquidation Distribution (the “Liquidation Date”), or on another date determined by the Board.  On that date, the books of the Fund will be closed, except to the extent necessary to complete the transactions contemplated by the Plan.  The right of a shareholder to redeem his or her shares at any time before the Fund makes the Liquidation Distribution has not been impaired by the adoption of the Plan.  Therefore, until the close of business on the business day before the Liquidation Date, a shareholder may redeem shares in accordance with the redemption procedures set forth in the Fund’s current prospectus without waiting for the Fund to take any action.  The Fund does not impose any redemption charges.  Additionally, if determined to be appropriate by the Board before the Liquidation Date, the Fund may make payment of dividends and other distributions to shareholders and permit reinvestment thereof in additional shares.

Liquidation Value

As of the date of this Proxy Statement, the Adviser does not believe that there is a significant difference between the market value of the Fund’s portfolio positions and their amortized cost, which the Fund uses in calculating its net asset value.  The Adviser expects that the Liquidation Distribution will equal $1.00 per share. The Adviser will bear all of the costs of liquidating and terminating the Fund, including the cost of holding the Shareholder Meeting, which the Adviser estimates will be approximately $5,000.00.  There can be no assurance, however, of the Fund maintaining its $1.00 per share price, or of it distributing $1.00 per share in liquidation.

Liquidation Distribution

At present, the date or dates on which the Fund will pay a Liquidation Distribution to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the Shareholders such liquidation would occur on or prior to December 30, 2011.  The Fund will maintain its investment portfolio in cash pending the payment of the Liquidation Distribution to shareholders. Shareholders will receive their Liquidation Distribution without any further action on their part.

Creditors and Service Providers

After the Effective Date, the Fund will terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan, and will notify creditors of the liquidation.

Procedure for Dissolution Under the Maryland General Corporation Law

After the final Liquidation Distribution, pursuant to the Maryland General Corporation Law (the “MGCL”), the Charter and the Fund’s By-Laws for Tax Exempt Proceeds Fund, Inc., as amended, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland (“SDAT”), and will become effective in accordance with the MGCL.  Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved.  Thereafter, the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.  Additionally, all issued and outstanding shares of the Fund will be deemed to be retired and canceled, and beneficial owners of such shares will cease to be shareholders with respect to such shares, and will have no further rights as such, other than the right to receive the Liquidation Distribution.  The business and affairs of the Fund will continue to be managed under the direction of its Board solely for purposes of liquidation and winding up the Fund’s business and affairs after the acceptance of the Articles of Dissolution, as applicable, unless and until a court appoints a receiver.

Impact of the Plan on the Fund’s Status Under the Investment Company Act of 1940, as amended (the “1940 Act”)

After the final Liquidation Distribution, the liquidated Fund will cease doing business as a registered investment company.  As soon as practicable thereafter, the Fund will apply for deregistration with the Securities and Exchange Commission (“SEC”) under the 1940 Act.  It is expected that the SEC will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act.  A vote in favor of the Plan will constitute a vote in favor of the Fund’s deregistration under the 1940 Act. Until the Fund’s deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Material Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to shareholders on receipt of their pro rata shares of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This discussion also summarizes the material U.S. federal income tax consequences to the Fund resulting from its liquidation and dissolution.  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), temporary and proposed Treasury regulations and administrative and judicial interpretations, all as in effect on the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect.  Any such changes could affect the accuracy of the statements and conclusions set forth herein.

As discussed above, pursuant to the Plan, the Fund will sell its investment securities and distribute the proceeds to its shareholders on the basis of their respective shareholdings. The Fund anticipates that it will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets to the extent that such income is timely distributed to shareholders.

For federal income tax purposes, a shareholder’s receipt of his or her pro rata share of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives.  Each shareholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the shareholder’s adjusted tax basis in his or her Fund shares.  As long as the Fund maintains a constant net asset value of $1 per share, generally shareholders should not recognize any gain or loss upon receipt of the Liquidation Distribution.  If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the shareholder held the Fund shares for more than one year and otherwise generally will be treated as short-term capital gain or loss.  Notwithstanding the foregoing, any loss realized by a shareholder in respect of shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder’s entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder’s interest in the Fund. In addition, before liquidating, the Fund will continue to make its ordinary dividend distributions on a monthly basis.

The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to the Fund and to shareholders who are United States citizens or residents.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of the shareholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of shares subject to special rules, such as shareholders whose functional currency is not the United States dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark to market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, or shareholders who hold their shares as part of a straddle, constructive sale or conversion transaction.  This discussion assumes that shareholders hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).  The Fund will not seek an opinion of counsel or a ruling from the IRS with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the IRS will agree with the positions described in this Proxy Statement.  This discussion also does not address the application and effect of any foreign state or local tax laws.  Shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for their shares, in light of their individual circumstances.

Amendment or Abandonment of the Plan

The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders.  If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the shareholders, the Board will submit the amendment or modification to the shareholders for approval.  In addition, the Board may abandon the Plan without shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders. The Board and the officers of the Fund also are authorized to approve changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other documents and to take such other action to carry out the provisions of the Plan and liquidate and dissolve the Fund.

Recommendation of the Board

The Board recommends that the shareholders of the Fund vote to approve the liquidation and dissolution of the Fund, as set forth in the Plan.

ADDITIONAL INFORMATION

Service Providers

The address of the Adviser and the Fund’s administrator, Reich & Tang Asset Management, LLC, is 1411 Broadway, 28th Floor, New York, New York 10018.  The address of the Fund’s distributor, Reich & Tang Distributors, Inc., is 1411 Broadway, 28th Floor, New York, New York, 10018.

Fund Annual Report

The Fund has previously sent its Annual Report to its shareholders for the period ended June 30, 2011.  You can obtain a copy of this Report, or the most recent Semi-

Annual Report, without charge by writing to the Fund at 1411 Broadway, 28th Floor, New York, New York 10018, by calling (800) 433-1918 or by visiting the Fund’s website at http://www.money-funds.com/funds/index.

Outstanding Shares and Significant Shareholders

Only shareholders of record at the close of business on October 17, 2011 are entitled to vote at the Shareholder Meeting.  The number of shares of the Fund outstanding as of the close of business on October 17, 2011 was 83,799,363.

As of October 17, 2011, the Fund believes that the directors and officers of the Fund, individually and as a group, owned beneficially less than one percent of the shares of the Fund.

As of October 17, 2011, the following persons owned beneficially 5% or more of the shares of the Fund:

Name and Address	Amount of Shares	% of Class	Nature of Ownership

City of Milford 1992 Notes Act Attn: Finance, Treasurer 70 W. River Street Milford, CT 06460-3317	10,122,643	12.08%	Beneficial

City of Norwich Intermodal Transportation Center Attn: Brian Curtin 100 Broadway Norwich, CT 06360-4473	7,785,003	9.29%	Beneficial

Town of Seymour Finance Department One First Street Attn: Douglas Thomas Seymour, CT 06483-2860	5,800,939	6.92%	Beneficial

State of Connecticut--Treasury Office 55 Elm Street Hartford, CT 06106	4,446,157	5.31%	Beneficial

Capitol Region Education Council Attn: Jeff Ivory 111 Charter Oak Avenue Hartford, CT 06106-1912	5,775,003.00	5.72%	Beneficial

As of October 17, 2011, the Adviser and its other affiliates owned beneficially less than one percent of the shares of the Fund.

Information About Proxies and the Conduct of the Meeting

Solicitation of Proxies.  Proxies will be solicited by mailing this Proxy Statement. Proxies may also be solicited by employees of the Office of the State Treasurer.

Should shareholders require additional information regarding the proxy or replacement proxy cards, they may call Fund representatives toll-free at (800) 433-1918 by visiting the Fund’s website at http://www.money-funds.com/funds/index.

Costs of Solicitation.  All of the costs of the Shareholder Meeting, including any costs of soliciting proxies, will be paid by the Adviser.  None of these costs will be borne by the Fund.

Voting and Tabulation of Proxies.  Shares represented by duly executed proxies will be voted as instructed on the proxy.  You may vote by proxy by any one of the following methods, whether or not you plan to attend the meeting in person:  (1) by mailing the enclosed proxy card, (2) through use of the Internet or (3) by telephone.  If you mail the enclosed proxy and no choice is indicated for a proposal listed in the attached Notice of Special Meeting of Shareholders, your proxy will be voted in favor of that proposal.  Votes made through use of the Internet or by telephone must have an indicated choice in order to be accepted.  At any time before it has been voted at the Shareholder Meeting, your proxy may be revoked in one of the following ways: (i) by sending a signed, written letter of revocation to the Secretary of the Fund, (ii) by properly executing a later-dated proxy (by the methods of voting described above), or (iii) by attending the Meeting and voting in person.  If your shares are held in the name of a bank, broker or other holder of record, you will receive other instructions that you must follow in order to vote.

Votes cast in person or by proxy at the Shareholder Meeting will be counted by persons appointed by the Fund as tellers for the Shareholder Meeting (the “Tellers”).  One-third of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Fund at the Shareholder Meeting.  In determining whether a quorum is present, the Tellers will count shares represented by proxies that reflect abstentions and “broker non-votes” as shares that are present and entitled to vote.  Since these shares will be counted as present, but not as voting in favor of any proposal, these shares will have the same effect as if they cast votes against the proposal. “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

Required Vote. The vote required to approve the liquidation is the lesser of (1) 67% of the shares of the Fund that are present at the Shareholder Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Shareholder Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date.  If the required vote is not obtained, the Board will consider what other actions to take in the best interests of the Fund.

Adjournments; Other Business.  If a quorum is not present at the Shareholder Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Shareholder Meeting to permit further solicitation of proxies.  In determining whether to adjourn the Shareholder Meeting, the following factors may be considered:  the nature of the proposal that is the subject of the Shareholder Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote of a majority of those shares represented at the Shareholder Meeting in person or by proxy.  A shareholder vote may be taken on the proposal in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

The Shareholder Meeting has been called to transact any business that properly comes before it.  The only business that management of the Fund intends to present or knows that others will present is the approval of the liquidation pursuant to the Plan.  If any other matters properly come before the Shareholder Meeting, and on all matters incidental to the conduct of the Shareholder Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Fund has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings.  It is expected that the Plan will be implemented as soon as practicable after the Effective Date, and that no future meetings of shareholders will be held.  The Fund does not hold annual or other regular meetings of shareholders unless a shareholder vote is required under the 1940 Act.  In the event that the Fund is not dissolved and holds a meeting of shareholders in the future, shareholder proposals intended to be presented at the meeting must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting.  Otherwise the Fund will not be able to include the proposal in the notice of meeting, proxy statement and form of proxy relating to the meeting.  There is no guarantee that any proposal submitted by a shareholder will be included in the proxy statement.  Shareholder proposals are subject to certain regulations under federal laws.

Appendix A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
TAX EXEMPT PROCEEDS FUND, INC.

This Plan of Liquidation and Dissolution (the "Plan") of Tax Exempt Proceeds Fund, Inc., a Maryland corporation (the "Fund"), has been approved by the Board of Directors of the Fund (the "Board") as being advisable.  The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's common stock (the "Shareholders") in the aggregate without regard to class for their adoption or rejection at a special meeting of Shareholders, and has authorized the distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting.  Upon such adoption, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law, the Fund’s Articles of Incorporation, the Fund’s By-Laws and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1.   ADOPTION OF PLAN.  The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Shareholders.  The Fund will cause its adoption of this Plan to be reported on Internal Revenue Service Form 966 within 30 days after such adoption.

2.   CLOSING OF BOOKS AND CONTINUED REDEMPTIONS.  The proportionate interests of Shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the business day immediately preceding the date of liquidation (the "Liquidation Date"), or on such other date as may be determined by the Board (the "Determination Date").  On the Liquidation Date or Determination Date, as the case may be, the books of the Fund shall be closed, except to the extent necessary to complete the transactions contemplated by the Plan.  Prior to making the liquidation distributions to Shareholders described in Section 5, the Fund shall continue to honor requests for the redemption of the Fund's shares received before the close of business on the business day immediately preceding the Liquidation Date in accordance with the redemption procedures set forth in the Fund's current prospectus, and may, if determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit reinvestment thereof in additional shares.

3.   SALE OR DISTRIBUTION OF ASSETS. As soon as practicable after the Effective Date, but in no event later than December 30, 2011 (the "Liquidation Period"), the Fund and the Fund's investment adviser, Reich & Tang Asset Management, LLC (the "Manager") shall have the authority to engage in such transactions as may be appropriate to its liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

4.   PROVISIONS FOR LIABILITIES.  During the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities.

5.   DISTRIBUTION TO SHAREHOLDERS.  As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the Liquidation Date to the Shareholders of record as of the close of business on the business day immediately preceding the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Fund's officers shall reasonably deem to exist against the assets of the Fund on the Fund's books.

6.   NOTICE OF LIQUIDATION AND TERMINATION OF CONTRACTS.  As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law, the Fund’s Articles of Incorporation or the Fund’s By-Laws.  The Fund also shall terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan.

7.   ARTICLES OF DISSOLUTION.  As promptly as practicable after the Liquidation Date, but no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation, as amended (the "Charter") including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland.  Once dissolved, if any additional assets remain available for distribution to the Shareholders, the Board may provide such notices to Shareholders and make such distribution in the manner provided by the Maryland General Corporation Law, the Fund’s Articles of Incorporation or the Fund’s By-Laws.  All issued and outstanding shares of the Fund shall be deemed to be retired and canceled, and beneficial owners of such shares shall cease to be Shareholders with respect to such shares, and shall have no further rights as such, other than the right to receive the Liquidation Distribution.  The business and affairs of the Fund shall continue to be managed under the direction of its Board solely for purposes of liquidation and winding up the Fund's business and affairs after the acceptance of the Articles of Dissolution, as applicable, unless and until a court appoints a receiver.

8.   DEREGISTRATION AS AN INVESTMENT COMPANY.  As soon as practicable after the      Liquidation Date, the Fund shall prepare and file with the Securities and Exchange Commission ("SEC") Form N-8F (an application for an order to declare that the Fund has ceased to be an investment company and deregister the Fund under the 1940 Act).  The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

9.   AMENDMENT OR ABANDONMENT OF PLAN.  The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Shareholders, such amendment or modification will be submitted to the Shareholders for approval.  In addition, the Board may abandon this Plan without Shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

10.  POWERS OF BOARD AND OFFICERS.  Without limiting the power of the Board under Maryland law and the Charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as they may deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code, the Maryland General Corporation Law, the Fund’s Articles of Incorporation or the Fund’s By-Laws, and any rules and regulations of the SEC or any state securities commission.  Such actions may include, without limitation, the execution and filing of any instruments of dissolution or other documents, withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, deregistering the Fund under the 1940 Act, as well as the preparation and filing of any tax returns.  After the Effective Date, the current officers and directors shall continue in office solely for the purpose of implementing this Plan and any actions to be taken in connection therewith.

11.  TERMINATION OF BUSINESS OPERATIONS.  As soon as practicable after the Effective Date, the Fund shall cease to conduct business as an investment company and shall not engage in any business activities, except as shall be necessary in connection with the effectuation of its liquidation and dissolution, including winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities as provided in Section 4 herein, and distributing its remaining assets to Shareholders in accordance with this Plan.

12.  EXPENSES.  The expenses of carrying out the terms of this Plan (which shall not include transaction costs, taxes and extraordinary expenses) shall be borne by the Manager, whether or not the liquidation contemplated by this Plan is effected.

13.  GOVERNING LAW.  The Plan shall be subject to and construed consistently with the Charter and the Fund's By-Laws, as amended, and shall otherwise be governed by and construed in accordance with the laws of the State of Maryland.

FORM OF PROXY CARD FOR
TAX EXEMPT PROCEEDS FUND, INC.
Proxy for a Special Meeting of Shareholders – December 1, 2011

The undersigned shareholder(s) of Tax Exempt Proceeds Fund, Inc. (the “Fund”), revoking previous proxies, hereby appoint(s) Christine Manna and Esther Cheung, and each of them (with full power of substitution), the proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on December 1, 2011, at the offices of the Fund, 1411 Broadway - 28th Floor, New York, New York at 2:00 p.m., Eastern Standard time, and any adjournments thereof (the “Meeting”), and to vote all of the shares of the Fund that the undersigned would be entitled to vote at the Meeting upon the proposal set forth herein with respect to the Fund and upon any other matter that may properly come before the Meeting.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND, WHICH UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL LISTED ON THE REVERSE SIDE.

NA1 - NA2 - NA3 - NA4 - NA5 - NA6 - NA7 -
NOTE: This proxy must be signed exactly as your name(s) appears here on.  If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such.  Joint owners must each sign.  By signing this proxy card, you acknowledge that you have received the proxy statement that the proxy card accompanies.

__________________________________________________________
Shareholder sign here                                              Date

__________________________________________________________
Joint owner sign here                                              Date

This Proxy is valid only when signed above. Please see the instructions below if you wish to vote by PHONE (live proxy representative or touch-tone phone), by MAIL or via the INTERNET.  Please use whichever method is most convenient for you.  If you choose to vote via the Internet or by phone, you should not mail your proxy card.  Please vote today!

PHONE:
To cast your vote by phone with a proxy voting representative, please call toll-free 1-866-822-1241. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

CONTROL NUMBER: 123456789112
MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER, 1, 2011

THE PROXY STATEMENT FOR THIS MEETING IS AVAILABLE AT: www.proxyonline.us/docs/TaxExemptProceedsFund.pdf

Options below are available 24 hours a day / 7 days a week
TOUCHTONE:	To cast your vote by touch tone, please call toll-free 1-888-227-9349 and enter the control number found on the right.
INTERNET:	To vote via the Internet, go to www.proxyonline.us and enter the control number found on the right.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

TAG ID:                                                                                                                                           BAR CODE                                                                                                                       CUSIP: 123456789

TAX EXEMPT PROCEEDS FUND, INC.

QUESTIONS ABOUT THIS PROXY?  Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-822-1241. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.  We have retained The Altman Group to assist our shareholders in the voting process.  If we have not received your proxy card or vote as the date of the Special Meeting approaches, representatives from The Altman Group may call you to remind you to exercise your vote.

BY SIGNING AND DATING THIS PROXY CARD, YOU AUTHORIZE THE PROXIES TO VOTE THE PROPOSAL AS MARKED, OR, IF NOT MARKED TO VOTE, “FOR” EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.  WHETHER OR NOT YOU INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE, DETACH AND MAIL THIS PROXY CARD AT ONCE IN THE ENCLOSED ENVELOPE

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ■

	FOR	AGAINST	ABSTAIN
1.
To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	□	□	□
Please vote all your ballots if you received more than one ballot due to multiple investments in the Fund.  Remember to sign and date the reverse side before mailing in your vote.  This proxy card is valid only when signed and dated.  Thank you for voting.

TAG ID:                                                                                                                                           BAR CODE                                                                                                                       CUSIP: 123456789